UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    July 29, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

On July 29, 2015, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.105 per share of common stock, payable on September 30, 2015 to holders of record at the close of business on September 15, 2015.

The Board of Directors also declared a regular quarterly dividend on the 11.125% Mandatory Convertible Preferred Stock, Series A of $3.4611 per share, payable in cash on September 30, 2015 to holders of record at the close of business on September 15, 2015. This dividend is for the period since issuance through September 30, 2015.

A copy of the Company’s press release issued on July 29, 2015 announcing the declaration of the dividends is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)Exhibits

99.1     Press Release of Frontier Communications Corporation released on July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: July 29, 2015	By:/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, General Counsel and
Secretary